EXHIBIT 23.1

                          CONSENT OF GRANT THORNTON LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 16, 2001 (except for Notes 7 and 10, as to which the date is March 29, 2001), accompanying the consolidated financial statements incorporated by reference or included in the 2000 Annual Report of Total Containment, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Total Containment, Inc. on Forms S-8 (Registration No. 333-56707 and Registration No. 333-61747).



Philadelphia, Pennsylvania
March 29, 2001